Consent of Independent Auditors




The Board of Directors and Shareholders
Principal Special Markets Fund, Inc.


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Additional Information - Financial Statements" in the Prospectus in Part A and to the incorporation by reference in Part B of our report dated January 17, 1997 on the financial statements and the financial highlights of Principal Special Markets Fund, Inc., in this Post Effective Amendment to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474) and Registration Statement under the Investment Company Act of 1940 (No. 811-7572).

/s/ Ernst & Young LLP

Des Moines, Iowa
March 13, 1997